As filed with the Securities and Exchange Commission on September 3, 2003
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              MAKE YOUR MOVE, INC.
             (Exact name of Registrant as specified in its charter)

           Nevada                                                 33-0925319
--------------------------------------------------------------------------------
(State or other jurisdiction                                  (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               321 Broadway Blvd.
                               Reno, Nevada 89502
               (Address of Principal Executive Offices) (Zip Code)


                      Make Your Move, Inc. 2003 Stock Plan
                            (Full title of the Plan)

                             [insert name of agent]
                     (Name and Address of Agent for Service)
                                 (---) --------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================== =================== ========================== ======================= ===================
 Title of Securities To       Amount To Be         Proposed Maximum          Proposed Maximum         Amount of
=========================      Registered              Offering            Aggregate Offering      Registration Fee
      Be Registered                               Price Per Share(1)             Price(1)
                           ------------------- -------------------------- ----------------------- -------------------
Common Stock,                   500,000 shares            $ 0.05                $ 25,000.00              $2.02
$0.001 Par Value
========================== =================== ========================== ======================= ===================

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of common stock on the OTC Bulletin Board on September 3, 2003.

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by Make Your Move, Inc., a Nevada corporation (the "Registrant"), relating to 500,000 shares of its common stock, par value $0.001 per share (the "Stock"), issuable to eligible employees of the Registrant under the Make Your Move, Inc. 2003 Stock Plan (the "Plan").

     In accordance with the instructional Note to Part I of Form S-8, as promulgated by the Securities and Exchange Commission (the "Commission"), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.
        -----------------------------------------------

     The following documents have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934 and are incorporated by reference into this Registration Statement:

          1. Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and filed with the Commission on January 13, 2003.

          2. Quarterly Reports on Form 10-QSB for the fiscal quarters ended December 31, 2002 and March 31, 2003 and filed with the Commission on February 14, 2003 and May 20, 2003, respectively.

          3. Amended Quarterly Report on Form 10-QSB/A for the fiscal quarter ended March 31, 2003 and filed with the Commission on June 9, 2003.

          4. Current Report on Form 8-K filed with the Commission on March 21, 2003.

          7. Description of Registrant's common stock, which is contained in the Registrant's Registration Statement on Form 10SB12G, File No. 000-31987, as filed with the Commission on November 17, 2000.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.  Not applicable.
        -------------------------

Item 5. Interests of Named Experts and Counsel.  Not applicable.
        --------------------------------------

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

     Article XI of the Registrant's By-laws provides that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified to the fullest extent legally permissible under the General Corporation Law of the State of Nevada against all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under Article XI of the Registrant's By-laws or otherwise.

Item 7. Exemption from Registration Claimed.  Not applicable.
        -----------------------------------

Item 8. Exhibits.
        --------

        Reference is made to the Exhibit Index.

Item 9. Undertakings.
        ------------

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on September 12, 2003.


                                                     Make Your Move, INC.

                                                     By:  Henry Rolling
                                                        ------------------------
                                                          Henry Rolling
                                                     Chairman of the Board of
                                                     Directors and President


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Henry Rolling and Kristen Rolling, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, including post-effective amendments, and to file the same, with exhibits thereto and other documents in connection herewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature           Title                                    Date
---------           -----                                    ----
Henry L. Rolling    Chairman, President, Chief Executive     September 12, 2003
-----------------   Officer and Chief Financial Officer
Henry L. Rolling    (Principal Executive Officer and
                    Principal Financial Officer)

Kristen Rolling     Secretary, Controller (Principal         September 12, 2003
-----------------   Accounting Officer)
Kristen Rolling

Luther Mack, Jr.    Director                                 September 12, 2003
-----------------
Luther Mack, Jr.

Edward McCaffery    Director                                 September 12, 2003
-----------------
Edward McCaffery

John Metzker        Director                                 September 12, 2003
-----------------
John Metzker

                                  EXHIBIT INDEX


Exhibit No.          Description

5.1  Opinion of THE O'NEAL LAW FIRM, P.C.

23.1 Consent of THE O'NEAL LAW FIRM, P.C. (included in Exhibit 5.1)

23.2 Consent of Braverman & Company, P.C.

24.1 Power of Attorney (included on the signature page of this Registration Statement)

99.1 Make Your Move, Inc. 2003 Stock Plan


In addition to those Exhibits shown above, the registrant hereby incorporates the following Exhibits pursuant to Rule 411 of Regulation C promulgated under the Securities Act of 1933 by reference to the filings set forth below:

Exhibit No.      Description    Previously Filed as      File No.    Date Filed
-----------      -----------    --------------------     --------    ----------
                                Exhibit
                                -------

4.1              Articles of    1 to the Registrant's    000-31987   11-17-00
                 Incorporation  Registration Statement
                                on Form 10-SB.

4.2              By-laws        2 to the Registrant's    000-31987   11-17-00
                                Registration Statement
                                on Form 10-SB.